UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BEHRINGER HARVARD REIT I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEHRINGER HARVARD REIT I, INC.

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To be held June 28, 2006

TIME AND DATE:	2:00 p.m. local time on Wednesday, June 28, 2006.

PLACE:	Executive Offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

ITEMS OF BUSINESS:	(1) To elect five individuals to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE:	You can vote if you are a stockholder of record as of the close of business on March 30, 2006.

ANNUAL REPORT:	Our 2005 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING:

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning the proxy card sent to you in the preaddressed envelope provided or by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Secretary

April 28, 2006
Dallas, Texas

BEHRINGER HARVARD REIT I, INC.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2006

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Behringer Harvard REIT I, Inc. (“Behringer Harvard REIT I,” the “Company,” “we,” or “us”), a Maryland corporation, of proxies for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 28, 2006, at 2:00 p.m. local time at the executive offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of 2006 Annual Meeting.

This Proxy Statement, form of proxy and voting instructions are first being mailed or given to stockholders on or about April 28, 2006.

Annual Report

Our Annual Report for the year ended December 31, 2005, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed together with this Proxy Statement to each of our stockholders of record at the close of business on March 30, 2006. Alternatively, our Annual Report on Form 10-K may be accessed on-line through our website at www.behringerharvard.com or through the SEC’s website at www.sec.gov. In addition, you may request a copy of our Annual Report by writing or telephoning us at:  15601 Dallas Parkway, Suite 600, Addison, Texas 75001, telephone (866) 655-3650.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on March 30, 2006 (the “Record Date”) are entitled to receive this notice and to vote their shares at the Annual Meeting. As of the Record Date, there were approximately 76,135,057 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important. You can save us the expense of a second mailing by voting promptly.

Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting. If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the five nominees named herein and, if any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting. If a share is represented for any purpose at the Annual Meeting it is deemed to be present for quorum purposes and for all other matters as well. The presence of the holders of 50% of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum. Withheld votes in the election of directors will be counted as votes cast, but abstentions in all other items submitted for stockholder approval will not be counted as votes cast. A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items such as election of directors when it has not received instructions from the beneficial owner. A broker that holds shares in “street name” does not have the authority to vote on certain non-routine items when it has not received instruction from the beneficial owner. Votes that are not cast on a non-routine matter by a broker who returns a properly executed proxy are known as “broker non-votes.”  If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If a stockholder or broker returns a properly executed proxy, but does not vote, abstain, withhold or otherwise provide specific instruction with respect to a proposal and does not cross out the proposal, the proxy will be voted “FOR” the election of each of the five nominees named herein and in the proxy holder’s discretion with respect to any other matter that may come before the Annual Meeting or any adjournments or postponements thereof.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors even if the broker does not receive voting instructions from you.

A majority of the votes represented in person or by proxy at the Annual Meeting is required for the election of directors. Withheld votes and broker non-votes will have the effect of a vote against each nominee for director.

Proxy Voting By Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards. Stockholders of record with Internet access may also submit proxies by following the “Vote by Internet” instructions on their proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the proxy card enclosed for instructions. If you choose not to authorize a proxy by telephone or by Internet, please complete, sign and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Voting on Other Matters

Our Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of the Annual Meeting. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

•                  providing written notice of such revocation to the Secretary of Behringer Harvard REIT I;

•                  signing and submitting a new proxy card with a later date;

•                  authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy is counted); or

•                  attending and voting your shares in person at the Annual Meeting. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Proxy Solicitation

We have hired Phoenix American Financial Services, Inc., an affiliate of our transfer agent (“Phoenix American”), to assist us in the distribution of proxy materials and solicitation of votes. We will not pay Phoenix American a separate fee for assisting in the solicitation but we will reimburse Phoenix American for all of their out-of-pocket expenses in connection with the solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our officers and regular employees of our advisor or its affiliates may also solicit proxies, but they will not be specifically compensated for these services. The costs of proxy solicitation will be borne by us.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of five members, three of whom (Charles G. Dannis, Steven W. Partridge and G. Ronald Witten) have been determined by the Board of Directors to be “independent” as that term is defined under our Charter, the NASDAQ rules and the rules of the SEC. The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2007 Annual Meeting of Stockholders: Robert M. Behringer, Robert S. Aisner, Charles G. Dannis, Steven W. Partridge and G. Ronald Witten. Each nominee currently serves as a director and, if reelected as a director, will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement. The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the five nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupation and certain other information about the nominees are set forth below.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” NOMINEES TO BE ELECTED AS DIRECTORS

Robert M. Behringer, 58, is our Chief Executive Officer, Chief Investment Officer and Chairman of the Board and the Chief Executive Officer of Behringer Advisors LP, our advisor (“Behringer Advisors”). Mr. Behringer has been a member of our Board since our inception in 2002. He also is the majority owner, sole manager and Chief Executive Officer of Behringer Harvard Holdings, LLC, the parent company of Behringer Advisors (“Behringer Harvard Holdings”). Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Mid-Term Value Enhancement Fund I LP, each a publicly registered real estate limited partnership. Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP, private real estate limited partnerships. Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other Behringer Harvard companies.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net asset value of approximately $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator, Certified Hotel Administrator and Texas Real Estate Broker, holds NASD Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer also has been a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Robert S. Aisner, 59, is our President and Chief Operating Officer, one of our directors and President of the other Behringer Harvard companies. Mr. Aisner has over 30 years of commercial real estate experience. From 1996 until joining Behringer Harvard REIT I in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT that was focused on the development, acquisition and management of upscale apartment communities and served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company, which oversaw all of AMLI’s apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that managed AMLI’s corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performed real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.

Mr. Aisner served as an independent director of Behringer Harvard REIT I from June 2002 until February 2003 and while an executive with us from June 2003 until the present he also has served as a director. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Charles G. Dannis, 56, is an independent director of Behringer Harvard REIT I. Mr. Dannis has been a member of our Board of Directors since January 2003. Mr. Dannis has been a commercial real estate appraiser and consultant since 1972. Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate consulting firm, in 1977 and has been employed by such firm since that time. He is past Treasurer and Member of the Board of the National Council of Real Estate Investment Fiduciaries and past Chairman of its Valuation Committee. He has been an active member of the Pension Real Estate Association, American Real Estate Society and Urban Land Institute. Since 1988, Mr. Dannis has been an adjunct professor/lecturer in Real Estate and Urban Land Economics in the Cox School of Business at Southern Methodist University in both the undergraduate and graduate schools. Mr. Dannis also is an award-winning teacher for the Mortgage Bankers Association of America School of Mortgage Banking. Mr. Dannis received a Bachelor of Business Administration degree from Southern Methodist University. He holds the MAI designation from the Appraisal Institute.

Steven W. Partridge, 48, is an independent director of Behringer Harvard REIT I. Mr. Partridge has been a member of our Board of Directors since October 2003. Mr. Partridge has over 20 years of commercial real estate and related accounting experience. Since October 1997, Mr. Partridge has served as Chief Financial Officer and Senior Vice President of Coyote Management, LP, a real estate limited partnership that owns, manages and leases regional shopping malls. From December 1983 to September 1997, Mr. Partridge served as a Director of Accounting and Finance, Asset Manager, and then Vice President of Asset Management with Lend Lease Real Estate Investments, Inc. and its predecessor, Equitable Real Estate Investment Management, Inc. Mr. Partridge has been licensed as a certified public accountant for over 20 years and during that time has been a member of American Institute of CPAs, Texas Society of CPAs, International Council of Shopping Centers, and the CCIM Institute with a Certified Commercial Investment Member designation. Mr. Partridge earned a Bachelor of Accountancy degree, cum laude, and a Master of Accountancy degree (graduate fellowship) from the University of Mississippi.

G. Ronald Witten, 55, is an independent director of Behringer Harvard REIT I. Mr. Witten has been a member of our Board of Directors since April 2004. Since January 2001, Mr. Witten has served as President of Witten Advisors LLC, a market advisory firm providing ongoing market advisory services to apartment developers, investors and lenders nationwide to identify the location and timing of future development and acquisitions opportunities for the nation’s 40 largest apartment markets. Mr. Witten began his career at M/PF Research, Inc., a national leader in apartment market data and market-analysis, in 1973 and served as its President from 1978 to 2000. Mr. Witten has been particularly active in the Urban Land Institute and the National Multi Housing Council, and is currently a member of the NMHC’s Research Advisory Group. In July 2004, Mr. Witten completed his term as Chairman of ULI’s Multi-Family Silver Council. Mr. Witten received his Bachelor of Business Administration degree from Texas Tech University and has completed graduate classes in statistics and economics at Southern Methodist University.

Independence

As required by our Charter, a majority of the members of our Board of Directors must qualify as “independent” as affirmatively determined by the Board. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with applicable securities and other laws and regulations regarding the definition of “independent.”

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Behringer Harvard REIT I, our senior management and our independent registered public accounting firm, the Board has determined that the majority of our Board is comprised of independent directors.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2005, the Board met eleven times and took action by unanimous written consent three times. Each of our directors attended at least 75% of the total number of meetings of the Board during 2005. In addition, each director attended all of meetings of the committees on which he served during 2005. We encourage our directors to attend our annual meetings of stockholders. In 2005 all of our directors attended the annual meeting of stockholders. Our entire Board considers all major decisions concerning our business, including any property acquisitions. However, our Board has established committees so that certain functions can be addressed in more depth than may be possible at a full Board meeting. The Board of Directors has established three permanent committees, each composed solely of independent directors: the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee. The Audit Committee is comprised of independent directors Steven W. Partridge, the chairman, Charles G. Dannis and G. Ronald Witten. Our Board of Directors has determined that Mr. Partridge is an “audit committee financial expert,” as defined by the rules of the SEC. The Audit Committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the independent registered public accounting firm’s independence, and to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process. The Audit Committee has adopted a written charter approved by the Board of Directors, which can be found on our website at www.behringerharvard.com. Each of the members of the Audit Committee is “independent” under NASDAQ rules and applicable SEC rules. During the fiscal year ended December 31, 2005, the Audit Committee met five times and acted by unanimous written consent one time.

Compensation Committee. Our Board of Directors has also established a Compensation Committee to assist the Board of Directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors. The Compensation Committee consists of Charles G. Dannis, the chairman, Steven W. Partridge and G. Ronald Witten. The primary duties of the Compensation Committee include reviewing all forms of compensation for our executive officers, if any, and our directors, approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising the Board on changes in compensation. If we determine to hire employees, our Compensation Committee would also be charged with overseeing our compensation practices with respect to those employees. Currently, we do not compensate our executive officers, and only our directors who are not employed by us or our affiliates, or by Behringer Advisors or its affiliates, receive compensation for their services to us. The Compensation Committee also administers our 2005 Incentive Award Plan. The Compensation Committee has adopted a written charter approved by the Board of Directors, which can be found on our website at www.behringerharvard.com. Each of the members of the Compensation Committee is “independent” under NASDAQ rules and applicable SEC rules. During the fiscal year ended December 31, 2005, the Compensation Committee met one time.

Nominating Committee. The Nominating Committee consists of independent directors G. Ronald Witten, the chairman, Charles G. Dannis and Steven W. Partridge. The Nominating Committee recommends nominees to serve on our Board of Directors. The Nominating Committee has adopted a written charter approved by the Board of Directors, which can be found on our website at www.behringerharvard.com. Each of the members of the Nominating Committee is “independent” under NASDAQ rules and applicable SEC rules. The Nominating Committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in Section 2.13 of our Amended and Restated Bylaws. Generally, this requires that the stockholder send certain information about the nominee to our Corporate Secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. Because our directors take a critical role in guiding our strategic direction and oversee our management, Board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of our industry. The Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and will periodically review and recommend for approval by the Board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account favorably in considering individual candidates. The Nominating Committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the Board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to Section 2.13 of our Amended and Restated Bylaws will be no different than the process for evaluating other candidates considered by the Nominating Committee. The nominees to be considered for membership to the Board of Directors at this Annual Meeting were nominated by the Nominating Committee in March 2006 and approved by the full Board. During the fiscal year ended December 31, 2005, the Nominating Committee met two times.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our Board of Directors. Such parties can contact the Board by mail at: Chairperson of the Behringer Harvard REIT I, Inc. Audit Committee, 5600 W. Lovers Lane, Suite 116, No. 140, Dallas, Texas 75209-4330. The Chairman of the Audit Committee will receive all communications made by this means.

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct Policy that is applicable to all members of our Board of Directors, our executive officers and our employees. We have posted the policy on our website, at www.behringerharvard.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct Policy, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.

Directors’ Compensation

We pay each of our directors who is not our employee or an employee of Behringer Advisors or their affiliates $1,250 per month plus $500 for each Board or committee meeting the director attends. We pay the chairman of our Audit Committee $1,000 (rather than $500) for each meeting of the Audit Committee he attends. Under our 2005 Incentive Award Plan, each non-employee director is automatically granted an option to purchase 5,000 shares of common stock on the date he or she first becomes a director and upon each person’s reelection as a director. Before we begin having appraisals by an independent third party, file a registration statement for a firm commitment underwritten public offering of our shares or list our shares on a national exchange, the exercise price for such options will be $9.10 per share, unless the Board of Directors determines otherwise. Options granted to non-employee directors under the 2005 Incentive Award Plan will become exercisable on the first anniversary of the date of grant.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. If a director is also an employee of us or our affiliates, or an employee of Behringer Advisors or its affiliates, we do not pay compensation for services rendered as a director.

Executive Officers

In addition to Robert M. Behringer and Robert S. Aisner, as of March 30, 2006, the following individuals currently serve as our executive officers:

Gerald J. Reihsen, III, 47, has served as our Executive Vice President – Corporate Development & Legal and Secretary since our inception in 2002. He also serves in such capacity with Behringer Advisors. Since 2001, Mr. Reihsen has served in this and similar executive capacities with the other Behringer Harvard companies, including serving as President of Behringer Securities.

For over 20 years, Mr. Reihsen’s business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings. For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President – Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds NASD Series 7,

24, 27 and 63 registrations. Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

Gary S. Bresky, 39, has served as our Chief Financial Officer since our inception in 2002. Mr. Bresky also is the Chief Financial Officer of Behringer Advisors and all of the other Behringer Harvard companies.

Prior to his employment with the Behringer Harvard REIT I, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, Ltd. and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million. From 1988 until 1989, Mr. Bresky worked as an analysts’ assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds NASD Series 7, 24, 27 and 63 registrations. Mr. Bresky received a Bachelor of Arts degree from the University of California – Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

M. Jason Mattox, 30, is our Executive Vice President. Mr. Mattox also serves as an Executive Vice President of Behringer Advisors and serves in a similar capacity with the other Behringer Harvard companies. Mr. Mattox served as our Senior Vice President from our inception in 2002 through March 2006 when he became our Executive Vice President.

From 1997 until joining Behringer Harvard REIT I in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds NASD Series 7, 24 and 63 registrations. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

Jon L. Dooley, 54, is our Executive Vice President – Real Estate. Mr. Dooley holds a similar position with other Behringer Harvard sponsored programs, including Behringer Advisors, which he joined as an employee in 2004. From June 2002 until May 2003, he served as one of our independent directors. In 2002, he served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company. For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. and Equitable Real Estate Investment Management, Inc. In 1997, Mr. Dooley became a principal with Lend Lease. Mr. Dooley served as a Senior Vice President of Asset Management from 1991 to 1996 while at Equitable Real Estate Management, Inc. Mr. Dooley has over 25 years of commercial real estate experience. Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.

Executive Compensation

Our named executive officers, including Mr. Behringer, our Chief Executive Officer, do not receive compensation directly from us for services rendered to us. Our executive officers are also officers of Behringer Advisors, our advisor, and its affiliates and are compensated by an affiliate of Behringer Harvard Holdings for their services to us as well as their services to our other affiliates. A description of the fees that we pay to our advisor and other affiliates is found in the “Certain Transactions” section below.

2005 Incentive Award Plan

The Behringer Harvard REIT I, Inc. 2005 Incentive Award Plan (“2005 Incentive Award Plan”) was approved by our Board of Directors on March 28, 2005 and our stockholders on May 31, 2005. The 2005 Incentive Award Plan is administered by our Board of Directors and provides for equity awards to our employees, directors and consultants and those of our affiliates. As of March 30, 2006, options to acquire 5,500 shares of our common stock (as adjusted by our special 10% stock dividend paid on October 1, 2005) had been granted under the 2005 Incentive Award Plan to each of Messrs. Dannis, Partridge and Witten. These options were granted on May 31, 2005 with an exercise price of $8.27 per share (as adjusted) and will become fully exercisable as of May 31, 2006.

Non-Employee Director Stock Option Plan

The Behringer Harvard REIT I Non-Employee Director Stock Option Plan (“Director Option Plan”) was approved by our Board of Directors and stockholders on June 26, 2002. As of March 30, 2006, options to acquire 3,000 shares of our common stock had been granted under the Director Option Plan to each of Messrs. Dannis, Partridge and Witten. These options were granted on May 27, 2004 with an exercise price of $10.91 per share (as adjusted by our special 10% stock dividend paid on October 1, 2005) and vested on May 27, 2005. The Director Option Plan was terminated on May 31, 2005 upon approval of the 2005 Incentive Award Plan at the 2005 Annual Meeting of Stockholders. The options granted under the Director Option Plan, however, remain outstanding and subject to the terms of the Director Option Plan.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of the options under all of our existing equity compensation plans as of December 31, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders*	25,500	$9.20	13,172,100	**
Equity compensation plans not approved by security holders	—	—	—
Total	25,500	$9.20	13,172,100

*                 As adjusted for our special 10% stock dividend paid on October 1, 2005.

**          Includes 13,172,100 shares authorized under our 2005 Incentive Award Plan.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2005 or formerly served as an officer of the Company or any of our subsidiaries. In addition, during the fiscal year ended December 31, 2005, none of our executive officers served as a member of a Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company during and with respect to the fiscal year ended December 31, 2005 and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2005, except that due to an error by the filing service provider, Mr. Partridge did not timely report one purchase of shares of Common Stock, which was subsequently reported on a Form 4.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of March 1, 2006, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 73,116,886 shares of common stock outstanding as of March 1, 2006.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Robert M. Behringer(2)	31,249	*
Robert S. Aisner(3)	—	—
Charles G. Dannis(4)	5,004	*
Steven W. Partridge(5)	4,650	*
G. Ronald Witten(6)	6,626	*
Gerald J. Reihsen, III(7)	2,418	*
Gary S. Bresky(8)	3,022	*
M. Jason Mattox(9)	385	*
All current directors and executive officers as a group (9 persons)	53,354	*

*                         Represents less than 1%

(1)                  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 1, 2006; however, it does not include 1,000 shares of convertible stock owned by our advisor, Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)                  Consists of 9,249 shares of common stock held by Mr. Behringer directly and 22,000 shares of common stock held by Behringer Harvard Holdings. As of March 1, 2006, Mr. Behringer controlled the disposition of approximately 55% of the outstanding limited liability company interests and the voting of 100% of the outstanding limited liability company interests of Behringer Harvard Holdings, LLC.

(3)                  Does not include 22,000 shares owned by Behringer Harvard Holdings, of which Mr. Aisner controls the disposition of 4.0% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Aisner’s interests in Behringer Harvard Holdings.

(4)                  Consists of 2,004 shares of common stock held by Mr. Dannis indirectly and 3,000 shares of common stock issuable upon the exercise of vested options or those that may be exercised within 60 days following March 1, 2006.

(5)                  Consists of 1,650 shares of common stock held by Mr. Partridge directly and 3,000 shares of common stock issuable upon the exercise of vested options or those that may be exercised within 60 days following March 1, 2006.

(6)                  Consists of 3,626 shares of common stock held by Mr. Witten indirectly and 3,000 shares of common stock issuable upon the exercise of vested options or those that may be exercised within 60 days following March 1, 2006.

(7)                  Does not include 22,000 shares owned by Behringer Harvard Holdings, of which Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Reihsen’s interests in Behringer Harvard Holdings.

(8)                  Does not include 22,000 shares owned by Behringer Harvard Holdings, of which Mr. Bresky controls the disposition of 3.0% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Bresky’s interests in Behringer Harvard Holdings.

(9)                  Does not include 22,000 shares owned by Behringer Harvard Holdings, of which Mr. Mattox controls the disposition of 1.5% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Mattox’s interests in Behringer Harvard Holdings.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC. The Audit Committee has selected the Company’s independent registered public accounting firm. The following independent directors, who constitute the Audit Committee, provide the foregoing report.

AUDIT COMMITTEE:

Steven W. Partridge, Chairman

Charles G. Dannis

G. Ronald Witten

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm

We previously engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements as of and for the years ended December 31, 2004 and 2003 and the period from June 28, 2002 (date of inception) through December 31, 2002. On September 1, 2005, the Audit Committee of our Board of Directors approved the dismissal of PricewaterhouseCoopers LLP as our independent registered public accounting firm effective September 2, 2005.

PricewaterhouseCoopers LLP’s report on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003 and the period from June 28, 2002 (date of inception) through December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from June 28, 2002 (date of inception) through September 2, 2005, we did not have any disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused it to make reference thereto in its reports on our financial statements for such periods. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC during the period from June 28, 2002 (date of inception) through September 2, 2005.

Effective September 2, 2005, the Audit Committee of our Board of Directors appointed Deloitte & Touche LLP as our new independent registered public accounting firm. During the period from June 28, 2002 (date of inception) through September 2, 2005, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Deloitte & Touche LLP has served as our independent registered public accounting firm since September 2, 2005. Our management believes that they are knowledgeable about our operations and accounting practices and are well qualified to act as our independent auditor.

One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, subsequent to their appointment as our auditors on September 2, 2005, for the audits of our annual financial statements for the year ended December 31, 2005:

2005
Audit Fees (1)	$534,990
Audit-Related Fees (2)	114,930
Tax Fees	—
All Other Fees	—
Total Fees	$649,920

(1)                                  Audit Fees consisted principally of fees for the audit of our annual financial statements and review of our financial statements included in our third quarterly report on Form 10-Q and professional services performed in connection with a review of our financial statements that were included in our Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-11.

(2)                                  Audit-Related Fees consisted of professional services performed in connection with a review of pro forma financial statements for property acquisitions.

The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Deloitte & Touche LLP.

On September 2, 2005, we retained the services of Deloitte & Touche LLP as our independent registered public accounting firm to replace our former independent registered public accounting firm, PricewaterhouseCoopers LLP. We incurred additional fees for services provided by PricewaterhouseCoopers LLP in the amount of $253,800 for audit fees, $340,700 for audit related fees and $29,167 for tax fees during the year ended December 31, 2005.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the year ended December 31, 2004 and fees billed for other services rendered by PricewaterhouseCoopers LLP during that period:

2004
Audit Fees (1)	$208,300
Audit-Related Fees (2)	296,717
Tax Fees (3)	12,200
All Other Fees	—
Total Fees	$517,217

(1)                                  Audit Fees consisted principally of fees for the audit of our annual financial statements and review of our financial statements included in our quarterly reports on Form 10-Q for that year and fees incurred in connection with the filing of registration statements with the SEC.

(2)                                  Audit-Related Fees consisted of professional services performed in connection with review of our financial statements that were included in our Registration Statement on Form S-3 and our Registration Statement on Form S-11 and review of pro forma financial statements for property acquisitions.

(3)                                  Tax Fees consisted principally of fees for tax compliance and preparation, tax advice and tax planning.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the Company’s independent registered public accounting firm in advance of the service being performed. For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost over $25,000, the Audit Committee will be provided information to review and must approve each project prior to commencement of any work. For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost $25,000, the Audit Committee will be provided with a detailed explanation of what is being included, and asked to approve a maximum amount for specifically identified services in each of the following categories: (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent registered public accounting firm. If additional amounts are needed, the Audit Committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue. Approval by the Audit Committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications. The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the Audit Committee on a regular basis. The Audit Committee has considered the independent registered public accounting firm’s non-audit services provided to the Company and has determined that such services are compatible with maintaining its independence.

CERTAIN TRANSACTIONS

Certain of our affiliates received fees and compensation in connection with our initial public offering of common stock, which began on February 19, 2003 and terminated on February 19, 2005 (the “Initial Offering”), and our second public offering of our common stock, which commenced on February 11, 2005 and is still ongoing (the “Current Offering” and together with the Initial Offering, the “Offerings”), and in connection with the acquisition, management and sale of our assets. The following is a summary of the related party fees and compensation we incurred during the year ended December 31, 2005 (in thousands).

for the year ended December 31, 2005	Total incurred	Total reduction of additional paid-in capital	Total capitalized to investments in tenant in common interests	Total capitalized to deferred financing fees	Total capitalized to real estate	Total expensed

Behringer Securities, commissions and dealer manager fees	$42,983	$42,983	$—	$—	$—	$—

Behringer Advisors, reimbursement of organization and offering expenses	9,835	9,835	—	—	—	—

Behringer Advisors, acquisition, advisory fees and expenses	16,791	—	384	—	16,407	—

HPT Management, property management and leasing fees	1,502	—	—	—	—	1,502

Behringer Advisors, asset management fees	1,857	—	—	—	—	1,857

Behringer Advisors, debt financing fees	2,717	—	—	2,717	—	—

Total	$75,685	$52,818	$384	$2,717	$16,407	$3,359

Behringer Securities LP (“Behringer Securities”), our affiliated dealer manager for the Offerings, receives commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In connection with the Initial Offering, up to 2.5% of gross proceeds before reallowance to participating broker-dealers were paid to Behringer Securities as a dealer manager fee; except that this dealer manager fee was reduced to 1% of the gross proceeds of purchases made pursuant to our distribution reinvestment plan. In connection with the Current Offering, up to 2% of gross proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee; except that no dealer manager fee is paid on purchases made pursuant to our distribution reinvestment plan. Behringer Securities reallows all of its commissions to participating broker-dealers and reallows a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees and due diligence expense reimbursement. In the year ended December 31, 2005, Behringer Securities’ commissions and dealer manager fees totaled approximately $33.1 million and approximately $9.9 million, respectively and were recorded as a reduction of additional paid-in capital.

Behringer Advisors, our affiliated advisor, or its affiliates, received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering. Reimbursement of organization and offering expenses incurred in connection with the Current Offering are made at the rate of 2% of gross offering proceeds; except that no organization and offering expenses are reimbursed with respect to purchases made pursuant to our distribution reinvestment plan. As of December 31, 2005, approximately $11.8 million of organization and offering expenses had been incurred by Behringer Advisors on our behalf. As of December 31, 2005, organization and offering expenses reimbursable by us totaled $13.1 million, including $12.8 million reimbursed and $0.3 million of reimbursements payable. Reimbursements by us as of December 31, 2005 exceeded payments made by Behringer Advisors by approximately $1.0 million. The $1.0 million overfunding, net of the $0.3 million reimbursement payable, is included in “Payables to affiliates” on our balance sheet as of December 31, 2005. Of the approximately $13.1 million of organization and offering expenses to be reimbursed by us through December 31, 2005, approximately $12.8 million had been recorded as a reduction of additional paid-in capital and approximately $235,000 had been expensed as organizational costs. For the year ended December 31, 2005, $9.8 million of organization and offering expenses were to be reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. Behringer Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities.

In connection with the Initial Offering and for acquisitions made prior to February 11, 2005, Behringer Advisors or its affiliates also received acquisition and advisory fees of up to 3% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3% of the funds advanced for the purchase or making of a mortgage loan. In connection with the Current Offering, Behringer Advisors or its affiliates receive acquisition and advisory fees of up to 2.5% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity. Behringer Advisors or their affiliates also received up to 0.5% of the contract purchase price of the real estate assets we acquired or, with respect to the making or purchase of a mortgage loan up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments. In the year ended December 31, 2005, Behringer Advisors earned approximately $16.8 million in acquisition and advisory fees for the investments we acquired. We capitalized these fees as part of our real estate or investments in tenant-in-common interests.

We have paid and expect to pay in the future HPT Management Services LP (“HPT Management”), our affiliated property manager, fees for the management and leasing of our properties, which may be subcontracted to unaffiliated third parties. Such fees are expected to equal 3% of gross revenues of the respective property, plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property. In the event that we contract directly with a non-affiliated third party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. We incurred and expensed fees of approximately $1.5 million in the year ended December 31, 2005 for the services provided by HPT Management in connection with our real estate and tenant-in-common investments.

In connection with the Initial Offering, we have paid Behringer Advisors an annual advisor asset management fee of 0.5% of aggregate asset value for periods prior to March 2005. Any portion of the asset management fee may be deferred and paid in a subsequent year. In connection with the Current Offering, depending on the nature of the asset at the time the fee is incurred, we pay Behringer Advisors an annual asset management fee of either (1) 0.6% of aggregate asset value for operating assets or (2) 0.6% of total contract purchase price plus budgeted improvement costs for development or redevelopment assets (each fee payable monthly in an amount equal to one-twelfth of 0.6% of such total amount as of the date it is determinable). In the year ended December 31, 2005, we incurred and expensed approximately $1.9 million of advisor asset management fees.

We pay Behringer Advisors or their affiliates a debt financing fee equal to 1% of the amount available under any debt made available to us. In the year ended December 31, 2005, we incurred approximately $2.7 million of such debt financing fees.

Behringer Advisors or their affiliates is also paid fees if the advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we will pay the advisor an amount not exceeding the lesser of: (A) one-half of the brokerage commission paid, or (B) 3% of the sales price of each property sold, provided that such fee will be subordinated to distributions to investors from sales proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions plus (2) a 9% annual, cumulative, non-compounded return on their capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return of their net capital contributions and a 9% annual, cumulative, non-compounded return, then Behringer Advisors is entitled to 15% of remaining net sales proceeds. Subordinated participation in net sales proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied. The subordinated participation in net sales proceeds will be reduced or eliminated upon the determination of the number of shares common stock issuable upon the conversion of our convertible stock.

Upon listing of our common stock on a national securities exchange or inclusion for quotation on The Nasdaq Stock Market, a listing fee will be paid to Behringer Advisors equal to 15% of the amount by which the market value of our outstanding stock plus distributions we paid prior to listing exceeds the sum of (i) the total amount of capital raised from investors and (ii) a 9% annual, cumulative, non-compounded return to investors on their capital contributions. Upon termination of the Advisory Agreement with Behringer Advisors, a performance fee will be paid to Behringer Advisors of 15% of the amount by which our appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9% annual, cumulative, non-compounded return on the capital contributed by investors. Persons independent of us and independent of our advisor will perform such appraisal of our asset value. No performance fee will be paid if we have already paid or become obligated to pay Behringer Advisors a listing fee. The subordinated performance fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon the conversion of our convertible stock.

We will reimburse Behringer Advisors for all expenses it pays or incurs in connection with the services it provides to us, subject to the limitation that we will not reimburse for any amount by which the advisor’s operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of: (i) 2% of our average invested assets, or (ii) 25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.

At December 31, 2005 we had a payable to affiliates balance of approximately $618,000. This balance consists of commissions and dealer manager fees payable to Behringer Securities, property management fees for our wholly-owned properties due to HPT Management, partially offset by the excess organization and offering expenses paid to Behringer Advisors.

We are dependent on Behringer Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

ADDITIONAL INFORMATION

Stockholder Proposals

Rules of the SEC require that any proposal by a stockholder for consideration at the 2007 Annual Meeting of Stockholders must be received by us no later than December 29, 2006, if any such proposal is to be eligible for inclusion in our proxy materials for our 2007 Annual Meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our Bylaws. Our Bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.13 of our Bylaws must be complied with, including, but not limited to, delivery of notice, not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice for the annual meeting held in the prior year. Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2007 Annual Meeting of Stockholders must be received by us no earlier than December 29, 2006 and not later than January 28, 2007. Our Secretary will provide a copy of our Bylaws upon written request and without charge.

We have adopted a process for stockholders to send communications to our Board. A description of the manner in which stockholders can send such communications appears above under “Communication with Directors” and can also be found on our website at www.behringerharvard.com.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Secretary

INVESTOR # «GENDER» # OF SHARES «SAL1»	PROXY FOR ANNUAL MEETING OF STOCKHOLDERS Behringer Harvard REIT I, Inc. 15601 Dallas Parkway, Suite 600 Addison, Texas 75001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Behringer Harvard REIT I, Inc., a Maryland corporation (the “Company”), hereby appoints Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox or any one of them, with full power of substitution, to attend the Annual Meeting of Stockholders to be held at the offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas, on June 28, 2006, at 2:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE RETURN ONLY THIS PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE. DO NOT RETURN THE PROXY STATEMENT. IF YOU RETURN ANY ADDITIONAL DOCUMENTS, YOUR PROXY MAY BE UNDELIVERABLE BECAUSE OF INSUFFICIENT POSTAGE.

«NAME» «COMPANY» «STREET» «ADDR2» «CITY», «STATE» «ZIP»	(Please date and sign on reverse) (Continued on reverse side)

▲ FOLD AND DETACH HERE ▲

YOUR VOTE IS IMPORTANT!

You can authorize a proxy in one of three ways:

1.                                       Vote by Telephone:  Call toll-free 1-866-894-0530 on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.                                       Vote by Internet at our Internet Address:  www.proxyvoting.com/bhreit. Follow the instructions provided there.

or

3.             Vote by Mail:  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

The votes entitled to be cast by the Stockholder will be cast as directed by the Stockholder. If this Proxy is executed but no direction is given, the votes entitled to be cast by the Stockholder will be cast “FOR” all nominees in Proposal 1 and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

1.	Election of Directors – Nominees	For	Withhold	For All Except

	01 Behringer 02 Aisner 03 Dannis 04 Partridge 05 Witten	☐	☐	☐

Except Nominee(s) written above

2.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder

Signature	Date:

Please mark, date and sign as your name appears on the reverse side and return in the enclosed envelope

Signature if held jointly	Date:

Required only if notice has been given to the Secretary of the Company that the signature of a single joint tenant or tenant in common owner is not sufficient to bind all owners. Please mark, date and sign as your name appears on the reverse side and return in the enclosed envelope.

▲ FOLD AND DETACH HERE ▲

If you authorize a proxy telephone or Internet, the named proxies will be authorized to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:	You will be asked to enter a CONTROL NUMBER located in the box in the lower right of this form.

OPTION A:	To vote as the Board of Directors recommends on ALL proposals: Press 1

OPTION B:	If you choose to vote on each item separately, press 0. You will hear these instructions:

To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; to WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to instructions

When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET:	The web address is www.proxyvoting.com/bhreit. You will be asked to enter a CONTROL NUMBER located in the box in the lower right of this form.

IF YOU VOTE BY PHONE OR INTERNET, DO NOT MAIL THE PROXY CARD

THANK YOU FOR VOTING

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